STOCK PURCHASE AGREEMENT

                                     Between

                          SUPERIOR ENERGY SERVICES, INC.

                                       and


                                 SAMMY JOE RUSSO
                                  RON RICHARDSON
                                 ROLAND MANCEAUX
                                   CHRIS RUSSO
                                MARTIN A. LEBLANC
                                 DENNIS MATHERNE
                                   CONNIE HART
                                 SAMMY RUSSO, JR.




                           Dated as of October 31, 1997







                                TABLE OF CONTENTS


                                                                    Page

          ARTICLE 1                                                     1
               SALE AND PURCHASE OF SHARES; CLOSING                     1
               Section 1.1 Sale of Shares                               1
               Section 1.2 Purchase Price                               1
               Section 1.3 Closing                                      2
               Section 1.4 Deliveries at Closing                        2

          ARTICLE 2                                                     2
               Section 2.1 Ownership                                    3
               Section 2.2 Authority; Enforceability                    3
               Section 2.3 Organization; Qualification; Subsidiaries    3
               Section 2.4 Capital Stock                                4
               Section 2.5 No Conflict                                  4
               Section 2.6 Consent                                      4
               Section 2.7 Legal Proceedings                            4
               Section 2.8 Charter and By-laws                          4
               Section 2.9 Financial Statements                         5
               Section 2.10 Accounts Receivable                         5
               Section 2.11 Absence of Certain Changes                  5
               Section 2.12 Suppliers and Customers                     7
               Section 2.13 Properties; Equipment                       7
               Section 2.14 Permits; Compliance with Laws               8
               Section 2.15 Material Contracts                          8
               Section 2.16 Litigation                                  9
               Section 2.17 Environmental Matters                       9
               Section 2.18 ERISA and Related Matters.                  9
               Section 2.19 Taxes.                                      11
               Section 2.20 Transactions with Certain Persons           14
               Section 2.21 Intellectual Property                       14
               Section 2.22 Insurance                                   15
               Section 2.23 Safety and Health                           15
               Section 2.24 Books and Records                           15
               Section 2.25 Bank Accounts; Powers of Attorney           15
               Section 2.26 Compensation Agreements                     15
               Section 2.27 Director and Officer Indemnification        16
               Section 2.28 Documents and Written Materials             16
               Section   2.29   Effectiveness   of  Representations  and
                    Warranties                                          16

          ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF SESI                   16
               Section 3.1 Organization                                 16
               Section 3.2 Authority; Enforceability                    16
               Section 3.3 Consents and Approvals; Conflicts            17
               Section   3.4   Effectiveness  of Representations  and
                    Warranties                                          17

          ARTICLE 4                                                     17
               COVENANTS                                                17
               Section 4.1 Legal Requirements                           17
               Section 4.2 Access to Properties and Records             17
               Section 4.3 Conduct of Business                          18
               Section 4.4 Public Statements                            18
               Section 4.5 No Solicitation                              18
               Section 4.6 Noncompetition                               18
               Section 4.7 Update Information                           20

          ARTICLE 5                                                     20
               CLOSING CONDITIONS                                       20
               Section 5.1 Conditions Applicable to all Parties         20
               Section 5.2 Conditions to Obligations of SESI            20
               Section 5.3 Conditions to Obligations of Sellers         21

          ARTICLE 6                                                     21
               TERMINATION AND AMENDMENT                                21
               Section 6.1 Termination                                  21
               Section 6.2 Effect of Termination                        22
               Section 6.3 Amendment                                    22
               Section 6.4 Extension; Waiver                            22

          ARTICLE 7                                                     22
               INDEMNIFICATION; REMEDIES                                22
               Section 7.1 Indemnification by Sellers                   22
               Section 7.2 Indemnification by SESI                      23
               Section 7.3 Notice and Defense of Third Party Claims     23
               Section 7.4 Survival                                     24
               Section 7.5 Allocation                                   24
               Section 7.6 Limits                                       25

          ARTICLE 8                                                     25
               DEFINED TERMS                                            25
               Section 8.1 Definitions                                  25

          ARTICLE 9                                                     27
               MISCELLANEOUS                                            27
               Section 9.1 Bonus Pool                                   27
               Section 9.2 Confidentiality                              28
               Section 9.3 Survival of Representations, Warranties and
                    Agreements                                          28
               Section 9.4 Notices                                      28
               Section 9.5 Headings; Gender                             28
               Section 9.6 Entire Agreement; No Third Party
                    Beneficiaries                                       29
               Section 9.7 Governing Law                                29
               Section 9.8 Assignment                                   29
               Section 9.9 Severability                                 29
               Section 9.10 Counterparts                                29




          Exhibits

          A   - Form of Employment Agreement
          B   - Form of Promissory Note
          C   - Form of Disclosure Schedule



                             STOCK PURCHASE AGREEMENT


               This STOCK PURCHASE AGREEMENT, dated as of October 31, 1997 (this "Agreement"), is between Superior Energy Services, Inc., a Delaware corporation ("SESI" or "Buyer"), and Sammy Joe Russo, Ron Richardson, Roland Manceaux, Chris Russo,
          Martin A. LeBlanc, Dennis Matherne, Connie Hart and Sammy Russo, Jr. (collectively, the "Sellers" and individually a "Seller").

                               W I T N E S S E T H:

               WHEREAS, Sellers are the owners of all of the issued and outstanding shares of common stock, no par value, of Stabil Drill Specialties, Inc., a Louisiana corporation ("Stabil Drill");

               WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to buy from Sellers, all of the issued and outstanding shares of common stock of Stabil Drill that is owned by each of the Sellers for the purchase price and subject to the terms and conditions set forth in this Agreement; and

               WHEREAS, in addition to the other defined terms used herein, as used in this Agreement, certain terms are defined in Article 8.

               NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, Sellers and Buyer agree as follows:


                                    ARTICLE 1
                       SALE AND PURCHASE OF SHARES; CLOSING

               Section 1.1 Sale of Shares. Subject to the terms and conditions herein stated, at the Closing Sellers agrees to sell to Buyer, and Buyer agrees to purchase from Sellers, the Shares, free and clear of all Liens, restrictions, and claims of every kind.

               Section 1.2 Purchase Price. In consideration of its purchase of the Shares, Buyer shall (a) pay to Sellers the sum of $17,500,000 by check and (b) execute and deliver to the Sellers Notes providing for maximum payouts thereunder of $7,500,000 plus interest allocated to each of the Sellers as follows:

                      ------------------------------------------
                      |     Name        |  Cash     |  Note    |
                      ------------------------------------------
                      |Sammy Joe Russo  |$14,350,000|$4,350,000|
                      ------------------------------------------
                      |Ron Richardson   | 625,000   |  625,000 |
                      ------------------------------------------
                      |Roland Manceaux  | 625,000   |  625,000 |
                      ------------------------------------------
                      |Chris Russo      | 750,000   |  750,000 |
                      ------------------------------------------
                      |Martin A.        | 500,000   |  500,000 |
                      |LeBlanc          |           |          |
                      ------------------------------------------
                      |Dennis Matherne  | 150,000   |  150,000 |
                      ------------------------------------------
                      |Connie Hart      | 250,000   |  250,000 |
                      ------------------------------------------
                      |Sammy Russo, Jr. |           |          |
                      |                 | 250,000   |  250,000 |
                      ------------------------------------------
                      | Total           |$17,500,000|$7,500,000|
                      ------------------------------------------

               The Sellers acknowledge that they have instructed SESI to allocate the purchase price among the Sellers as set forth above. Each Seller hereby acknowledges that the portion of the purchase price allocated to such Seller set forth above represents full payment by SESI for the Shares owned by such Seller. Accordingly, SESI shall have no liability for the amount of the purchase price actually received by any Seller after delivery all of the components of the purchase price to each Seller as specified above, and each Seller hereby releases and discharges SESI from any such claim.

               Section 1.3 Closing. Subject to satisfaction or waiver of the conditions specified in Articles 5 and 6 hereof, the Closing shall take place at such place and time as Buyer and Sellers may agree.

               Section 1.4 Deliveries at Closing. At the Closing (a) Buyer shall pay or deliver to Sellers the cash payment and the Note specified in Section 1.2, (b) Sellers shall deliver to Buyer certificates representing the Shares duly endorsed to SESI, which shall transfer to SESI good and marketable title to the Shares free and clear of all Liens, restrictions, and claims of every kind and (c) Sellers and Buyer shall each (i) provide to the other such certificates, agreements and instruments as are required to be delivered under Article 5,
          (ii) provide to the other proof or indication of the satisfaction or waiver of the conditions set forth in Article 5, and (iii) take such other action as is required to consummate the transactions contemplated by this Agreement.


                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

               Each of the representations and warranties set forth herein shall be separate and independent, and, except as expressly provided herein, shall not be limited by reference to any other representation or warranty or anything else in this Agreement. Except as set forth in the Disclosure Schedule that is attached hereto and that is numbered to correspond to the applicable representation or warranty, Sellers represent and warrant to Buyer as follows:

               Section 2.1 Ownership. Each of the Sellers is, and at the Closing Date will be, the sole record and beneficial owner of the Shares, which are represented by the certificates bearing the numbers, shown opposite his name in the Disclosure Schedule. Each of the Sellers has and at the Closing Date will have good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all Liens. The transfer of the Shares to SESI in accordance with the terms of this Agreement will transfer good and marketable title to the Shares owned by each Seller to SESI free and clear of all Liens, restrictions and claims of every kind.

               Section 2.2 Authority; Enforceability. Each of the Sellers has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Sellers and constitutes, and each other agreement, instrument or documents executed or to be executed by each of the Sellers in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by each of the Sellers and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

               Section 2.3    Organization; Qualification; Subsidiaries.

                    (a) Stabil Drill and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, having all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve Stabil Drill or any of its subsidiaries are pending. Stabil Drill and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the conduct of its business requires such qualification or licensing.

                    (b) Stabil Drill does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture, limited liability company or other entity, other than the ownership of all of the issued and outstanding stock of Terrebonne Machine Shop, Inc., a Louisiana corporation, which is Stabil Drill's only subsidiary. All of the issued and outstanding shares of capital stock of Terrebonne Machine Shop, Inc. have been validly issued and are fully paid.

               Section 2.4    Capital Stock.

                    (a) The authorized capital stock of Stabil Drill consists exclusively of 10,000 shares of common stock, $1.00 par value, of which only the Shares are issued and are owned, beneficially and of record, by the Sellers. All of such issued shares have been validly issued and are fully paid. Sellers will, by delivery to Buyer of certificates properly endorsed representing the Shares at the Closing, have transferred, delivered and vested in Buyer good and marketable (legal and beneficial) title to the whole of the Shares free and clear of all Liens.

                    (b) There are no existing options, warrants, calls, commitments or other agreements or rights with respect to the capital stock of Stabil Drill or any of its subsidiaries, and there are no convertible or exchangeable securities outstanding which, upon conversion or exchange, would require the issuance of any shares of capital stock or other securities of Stabil Drill or any of its subsidiaries.

               Section 2.5 No Conflict. Neither the execution and the delivery of this Agreement by Sellers, nor the consummation of the transactions contemplated hereby do or will (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any Lien upon the Shares or any of Stabil Drill's or any of its subsidiaries properties or assets under any of the terms, conditions or provisions of Stabil Drill's or any of its subsidiaries articles of incorporation or by-laws or any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which Stabil Drill, any of its subsidiaries or any of their respective assets are bound, or (e) violate any Applicable Law binding upon Sellers, Stabil Drill, any of its subsidiaries or any of their respective assets.

               Section 2.6 Consent. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person is required to be obtained or made by Sellers, Stabil Drill or any of its subsidiaries in connection with the execution, delivery or performance by Sellers of this Agreement or the consummation by any of them of the transactions contemplated hereby.

               Section   2.7    Legal   Proceedings.   There    are   no
          Proceedings pending or, to the knowledge of Sellers, threatened seeking to restrain, prohibit or obtain damages or other relief in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

               Section 2.8 Charter and By-laws. Sellers have made available to SESI accurate and complete copies of (a) the articles of incorporation and by-laws of Stabil Drill and each of its subsidiaries, (b) the stock records of Stabil Drill and each of its subsidiaries and (c) the minutes of all meetings of the Board of Directors, any committees of such board and the shareholders of Stabil Drill and any of its subsidiaries (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect the stock ownership of Stabil Drill and each of its subsidiaries and all actions taken by the Board of Directors, committees and shareholders. Neither Stabil Drill nor any of its subsidiaries is in violation of any provision of its articles of incorporation or by-laws.

               Section 2.9 Financial Statements. The Disclosure Schedule contains true and complete copies of the Financial Statements. The Financial Statements have been prepared from the books and records of Stabil Drill and each of its subsidiaries and are complete, correct and in accordance with the books of account and records of Stabil Drill and each of its subsidiaries. As of August 31, 1997, neither Stabil Drill nor any of its subsidiaries had, and Stabil Drill's and each of its subsidiaries' properties and assets were not subject to, any liability, commitment, indebtedness or obligation of any kind whatsoever (whether liquidated or unliquidated, actual or contingent), which (a) is not shown and adequately reserved against in the Financial Statements or (b) has not been disclosed to Buyer in writing. Neither Stabil Drill nor any of its subsidiaries has since August 31, 1997 incurred any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), except (a) liabilities reflected in the Financial Statements, (b) current liabilities which have arisen since the date of the Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement) and (c) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract).

               Section 2.10 Accounts Receivable. All of the accounts receivable reflected on the Financial Statements or created thereafter have arisen only from bona fide transactions in the ordinary course of business, represent valid obligations owing to Stabil Drill and its subsidiaries and have been accrued in accordance with generally accepted accounting principles. All such accounts receivable either have been collected in full or will be collectible in full without any counterclaims, setoffs or other defenses and without provision for any allowance for uncollectible accounts in excess of any reserve provided for in the Financial Statements.

               Section 2.11 Absence of Certain Changes. Since August 31, 1997 there has been no event or condition of any character that has had, or can reasonably be expected to have, a material adverse effect on the financial condition, results of operations, cash flow, business or prospects of Stabil Drill and its subsidiaries. Neither Stabil Drill nor any of its subsidiaries has since August 31, 1997:

                    (a) made any material change in the conduct of its business and operations or failed to operate its business so as to preserve its business organization intact and to preserve the good will of its customers, suppliers and others with whom it has significant business relations;

                    (b) entered into any agreement or transaction not in the ordinary course of business;

                    (c) incurred any obligation or liability, absolute or contingent, except trade or business obligations incurred in the ordinary course of business or sales, income, franchise, or ad valorem taxes accruing or becoming payable in the ordinary course of business;

                    (d) declared   or   paid   any   dividend  or  other
          distribution with respect to any of its capital stock or purchased any of its capital stock;

                    (e) acquired or disposed of any assets material to its business or operations;

                    (f) subjected any of its assets to any Lien;

                    (g) increased the rate of compensation (including bonuses, contingent severance payments, retirement, profit sharing, benefit or similar payments) payable or to become payable to any of its officers or directors;

                    (h) adopted    any    employee   welfare,   pension,
          retirement, profit sharing or similar plan or made any material addition to or modification of existing plans;

                    (i) experienced any labor trouble or any controversy or unsettled grievance involving any personnel;

                    (j) terminated or received notice of the termination of any contract, commitment or transaction that is material to it, or waived any right of material value to it;

                    (k) made any material change in any accounting principle, procedure or practice followed by it;

                    (l) issued any stock or merged or consolidated with any other business or agreed to do so;

                    (m) made any capital expenditure or entered into any Lease;

                    (n) borrowed any money or guaranteed or assumed any indebtedness of others;

                    (o) suffered any extraordinary losses or any material damage, destruction or casualty with respect to its assets, or experienced any events, conditions, losses or casualties which have resulted in or might result in claims under its insurance policies of an aggregate of $50,000 or more;

                    (p) loaned any money to any Person;

                    (q) defaulted   under   any  note,  loan,  mortgage,
          guarantee or other instrument of indebtedness  or any Material
          Contract;

                    (r) received any notification, warning or inquiry from or given any notification to or had any communication with any Governmental Entity, with respect to any proposed remedial action for any violation or alleged or possible violation of any law, rule, regulation or order relating to or affecting its business, nor are any facts known to the Sellers that may reasonably be expected to give rise to any such notification, warning or inquiry;

                    (s) transferred any asset, right or interest to, or entered into any transaction with Sellers or any of his Affiliates;

                    (t) amended its articles of incorporation or by-laws;

                    (u) received notice or had knowledge or reason to believe that any substantial customer has terminated or intends to terminate its relationship;

                    (v) waived any right in connection with any aspect of its business that could have a material effect on the business of Stabil Drill and its subsidiaries; or

                    (w) made any agreement or commitment to do any of the foregoing.

               Section 2.12 Suppliers and Customers. To the knowledge of Sellers, (a) no supplier providing products, materials or services to Stabil Drill and its subsidiaries intends to cease selling such products, materials or services to Stabil Drill and its subsidiaries or to limit or reduce such sales to Stabil Drill and its subsidiaries or materially alter the terms or conditions of such sales and (b) no customer of Stabil Drill and its subsidiaries intends to terminate, limit or reduce its or their business relations with Stabil Drill and its subsidiaries.

               Section 2.13     Properties; Equipment.

                    (a) Stabil Drill and each of its subsidiaries has good and marketable title to, or in the case of leased property valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Financial Statements or used by it in the conduct of the Company's business or acquired after August 31, 1997, except for properties and assets sold since August 31, 1997 in the ordinary course of business consistent with past practice. None of such properties or assets is subject to any Liens.

                    (b) The Disclosure Schedule sets forth all of the real property owned by Stabil Drill and each of its subsidiaries. Neither Stabil Drill nor any of its subsidiaries has ever owned any real property other than as described in the Disclosure Schedule. Stabil Drill has good title to all material properties and assets reflected in the Disclosure Schedule, free and clear of any Liens.

                    (c) The Disclosure Schedule sets forth a complete and correct list of all Leases, all of which are valid and enforceable and in full force and effect. Complete and correct copies of each Lease have been made available to SESI. Stabil Drill is in full compliance with and has not received a notice of default under any Lease and is not involved in any dispute under any Lease, the effect of which would have a material adverse effect on the business, assets or financial condition of Stabil Drill and its subsidiaries.

                    (d) Except as described in the Disclosure Schedule, there are no developments affecting any of Stabil Drill's or any of its subsidiaries owned or leased properties or assets pending or threatened which could materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such properties or assets.

               Section 2.14 Permits; Compliance  with Laws. Stabil Drill
          and each of its subsidiaries (a) has all necessary permits, licenses and governmental authorizations required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business, and (b) has conducted its business in substantial compliance with and is in substantial compliance with all applicable laws, regulations, orders, permits, judgments, ordinances or decrees of any Governmental Entity.

               Section 2.15 Material Contracts. The Disclosure Schedule lists and describes all Material Contracts. A complete and correct copy of each Material Contract has been furnished to or made available to SESI. Each Material Contract is valid, binding and enforceable, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by equitable principles. Stabil Drill, each of its subsidiaries and each other party to each Material Contract are in compliance in all material respects with the provisions of such Material Contract.

               Section 2.16 Litigation. There are no Proceedings pending or threatened against Stabil Drill or any of its subsidiaries and, to the knowledge of Sellers, there have been no events and there are no facts or circumstances that could result in any Proceedings.

               Section 2.17 Environmental Matters. Stabil Drill is not in
          violation of any Applicable Law relating to the environment and is not a party to any proposed removal, response or
          remedial  action.   Neither   Stabil  Drill  nor  any  of  its
          subsidiaries has received any notice with respect to the business, the leased or owned properties, or the use by third
          parties  of  the  assets  of   Stabil  Drill  or  any  of  its
          subsidiaries that (i) any investigation, administrative order, consent order and agreement, removal or remedial action, litigation or settlement with respect to any environmental permit, law or regulation is proposed, threatened, anticipated or in existence, (ii) any release of any hazardous substances, pollutant or contaminant into the environment by Stabil Drill or any of its subsidiaries has occurred or (iii) any exposure
          of   any  person  or  property  to  any  hazardous  substance,
          pollutant   or   contaminant   has  occurred.  The  properties
          currently and previously leased or owned by Stabil Drill or any of its subsidiaries are not and have never been on or
          associated   with   any  "national  priorities"  list  or  any
          equivalent state list or any federal or state "superlien" list. Stabil Drill and each of its subsidiaries has made available to SESI all internal and external environmental audits and studies relating to its leased or owned properties and all correspondence on substantial environmental matters relating to its leased or owned properties in its possession.

               Section 2.18     ERISA and Related Matters.

                    (a) The Disclosure Schedule lists each Employee Plan
          that Stabil Drill or any of its subsidiaries maintains, administers, contributes to, or has any contingent liability with respect thereto. Sellers has provided a true and complete copy of each such Employee Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof together with (i) all annual reports, if any, that have been prepared in connection with each such Employee Plan; (ii) all material communications received from or sent to the Internal Revenue Service or the Department of Labor within the last two years (including a written description of any oral communications); and (iii) the most recent Internal Revenue Services determination letter with respect to each Employee Plan and the most recent application for a determination letter.

                    (b) The Disclosure Schedule identifies each Benefit Arrangement that Stabil Drill or any of its subsidiaries maintains or administers. Except as set forth in the Disclosure Schedule, Stabil Drill and each of its subsidiaries has made all contributions to and has no contingent liability with respect to any of its Benefit Arrangements. Sellers has furnished to SESI copies or descriptions of each Benefit
          Arrangement. To the knowledge of Sellers, each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

                    (c) Neither Stabil Drill nor any of its subsidiaries maintains and has never maintained an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is or was (i) a plan subject to Title IV of ERISA or (ii) a "multiemployer plan" (as defined in Section 3(37) of ERISA).

                    (d) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. Neither Stabil Drill nor any of its subsidiaries has communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

                    (e) Each  Employee  Plan  which  is  intended  to be
          qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and to the knowledge of Sellers no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. To the knowledge of Sellers, each Employee Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

                    (f) To the knowledge of Sellers, full payment has been made of all amounts which Stabil Drill or any of its subsidiaries is or has been required to have paid as contributions to any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

                    (g) To the knowledge of Sellers, neither Stabil Drill, any of its subsidiaries nor their respective shareholders, directors, officers or employers has engaged in any transaction with respect to an Employee Plan that could subject Stabil Drill to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or
          Section 4975 of the Code.

                    (h) To the knowledge of Sellers, neither Stabil Drill nor any of its subsidiaries has any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees. No health, medical, death or survivor benefits have been provided under any Benefit Arrangement to any person who is not an employee or former employee of Stabil Drill or any of its subsidiaries or a dependent thereof.

                    (i) There is no litigation, administrative or arbitration proceeding or other dispute pending or threatened that involves any Employee Plan or Benefit Arrangement which could reasonably be expected to result in a liability to Stabil Drill, any of its subsidiaries or any of their respective employees or directors, or any fiduciary (as defined in ERISA Section 3(21)) of such Employee Plan or Benefit Arrangement.

                    (j) No employee or former employee of Stabil Drill or any of its subsidiaries will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of compensation, an award, vesting or exercise of an incentive award) or any fee or payment of any kind as a result of any of the transactions contemplated hereby.

                    (k) Stabil Drill is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (i.e., a golden parachute).

               Section 2.19     Taxes.

                    (a) All Returns required to be filed by or on behalf of Stabil Drill and each of its subsidiaries have been duly filed on a timely basis and such Returns (including all attached statements and schedules) are true, complete and correct. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Stabil Drill or any of its subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date.

                    (b) Stabil Drill and each of its subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

                    (c) There are no Liens on any of the assets of Stabil Drill or any of its subsidiaries with respect to Taxes other than Liens for Taxes not yet due and payable or for
          Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

                    (d) Sellers has furnished or made available to SESI true and complete copies of: (i) all federal and state income and franchise tax returns of Stabil Drill and each of its subsidiaries for all periods beginning on or after January 1, 1994, and (ii) all tax audit reports, work papers statements of deficiencies, closing or other agreements received by Stabil Drill or on Stabil Drill's behalf relating to Taxes.

                    (e) Except as disclosed on the Disclosure Schedule:

                        (i) The Returns of Stabil Drill and each of its subsidiaries have never been audited by a governmental or taxing authority, nor is any such audit in process, pending or threatened (formally or informally).

                        (ii) No deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to Taxes of Stabil Drill or any of its subsidiaries, and there is no basis for the assertion of any deficiency of Taxes of Stabil Drill or any of its subsidiaries. No notice (either formally or informally) has been received by Stabil Drill or any of its subsidiaries that it has not filed a Return or paid Taxes required to be filed or paid by it.

                        (iii) Neither Stabil Drill nor any of its subsidiaries is a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened (either formally or informally) against Stabil Drill or any of its subsidiaries or any of their respective assets.

                        (iv) Except as reflected in the Returns or as disclosed on the Disclosure Schedule, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Stabil Drill or any of its subsidiaries.

                        (v)  There   are   no   requests   for  rulings,
          subpoenas or requests for information pending with respect to Stabil Drill or any of its subsidiaries.

                        (vi) No power of attorney has been granted by Stabil Drill or any of its subsidiaries, with respect to any matter relating to Taxes.

                        (vii) The amount of liability for unpaid Taxes of Stabil Drill and each of its subsidiaries for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the balance sheets of Stabil Drill and each of its subsidiaries as of the Closing Date.

                    (f) Except as disclosed on the Disclosure Schedule:

                        (i)  Neither   Stabil   Drill  nor  any  of  its
          subsidiaries has made an election, and is not required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code.

                        (ii)  Neither Stabil  Drill  nor  any   of   its
          subsidiaries has issued or assumed any indebtedness that is subject to section 279(b) of the Code.

                        (iii) Neither Stabil Drill nor any of its subsidiaries has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

                        (iv) No consent under Section 341(f) of the Code has been filed with respect to Stabil Drill or any of its subsidiaries.

                        (v) Neither Stabil Drill nor any of its subsidiaries has agreed, nor is Stabil Drill required to make, any adjustment under Code Section 481(a) by reason of change in accounting method or otherwise.

                        (vi) Neither  Stabil  Drill  nor  any   of   its
          subsidiaries has disposed of any property that has been accounted for under the installment method.

                        (vii) Neither  Stabil   Drill  nor  any  of  its
          subsidiaries is a party to any interest rate swap, currency swap or similar transaction.

                        (viii) Neither  Stabil  Drill  nor  any  of  its
          subsidiaries is a United States real property holding corporation within the meaning of Section 897(c)(2) of the
          Code and SESI is not required to withhold tax on the acquisition of the stock of Stabil Drill.

                        (ix) Neither  Stabil  Drill  nor   any   of  its
          subsidiaries has participated in any international boycott as defined in Code Section 999.

                        (x) Neither Stabil Drill nor any of its subsidiaries is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

                        (xi) Neither Stabil Drill nor any of its subsidiaries has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local income tax provisions.

                        (xii) Neither  Stabil   Drill  nor  any  of  its
          subsidiaries has ever had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                        (xiii) The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

                    (g) Set forth in the Disclosure Schedule is accurate and complete information with respect to each of the following for all tax periods beginning on or after January 1, 1994:

                        (i) Any tax elections in effect with respect to Stabil Drill or any of its subsidiaries;

                        (ii) Any  net  operating  loss  carry  overs  of
                             Stabil  Drill  or  any of its subsidiaries;
                             and

                        (iii) Any tax credit carry overs of Stabil Drill
                             or any of its subsidiaries.

               Section 2.20 Transactions with Certain Persons. Except for employment relationships in the ordinary course of business, no employee of Stabil Drill or any of its subsidiaries or any of the employees' Affiliates is presently a party to any transaction with Stabil Drill or any of its subsidiaries, including without limitation any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such person or from any of their Affiliates.

               Section 2.21 Intellectual Property. Stabil Drill and each of its subsidiaries either owns or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to Stabil Drill or such subsidiary. There are no limitations contained in any such agreements which will alter any such rights, breach any such agreement or any third-party vendor, or require payments of additional sums thereunder. Stabil Drill and each of its subsidiaries is in compliance with all such licenses and agreements and there are no pending or, to the knowledge of Sellers, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of Stabil Drill or any of its subsidiaries to use, copy, modify or distribute the same.

               Section 2.22 Insurance. SESI has been provided copies of or access to all insurance policies or binders which relate to the Company's Business. All premiums due under such policies and binders have been paid or accrued for on the Financial Statements and all such policies and binders are in full force and effect and no notice of cancellation or nonrenewal of any such policy or binder has been received by Stabil Drill or any of its subsidiaries and no notice of disallowance of any claim under any insurance policy or binder, whether or not currently in effect, has been received by Stabil Drill or any of its subsidiaries. To the knowledge of Sellers neither Stabil Drill nor any of its subsidiaries has any liability for or exposure to any premium expense for expired policies and there are no current claims by Stabil Drill or any of its subsidiaries under any such policy or binder as to which coverage has been questioned, denied or disputed by the underwriters of such policies, nor are there any insured losses for which claims have not been made.

               Section 2.23 Safety and Health. The property and assets of
          Stabil Drill and each of its subsidiaries have been and are being operated in compliance with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act and the
          regulations  promulgated  pursuant  thereto.   Neither  Stabil
          Drill nor any of its subsidiaries has received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under
          any  such  law  and,  to  the   knowledge  of Sellers, no such
          investigation or inquiry is planned or threatened.

               Section 2.24 Books and Records. All of the books and records of Stabil Drill and each of its subsidiaries, including all personnel files, employee data and other materials relating to employees, are substantially complete and correct, have been maintained in accordance with good business practice and all Applicable Laws. To the Sellers' knowledge, such books and records accurately and fairly reflect, in reasonable detail, all assets, liabilities and
          material   transactions  of  Stabil  Drill  and  each  of  its
          subsidiaries.

               Section 2.25 Bank Accounts; Powers of Attorney. The Disclosure Schedule sets forth with respect to each bank account or cash account maintained by Stabil Drill and each of its subsidiaries at any bank, brokerage or other financial firm, the name of the institution at which such account is maintained, the number of the account, and the names of the individuals having authority to withdraw funds from such account.

               Section 2.26 Compensation Agreements. The Disclosure Schedule lists all written employment, commission, bonus or other compensation and consulting agreements to which Stabil Drill and each of its subsidiaries is a party. Except as set forth on the Disclosure Schedule, neither Stabil Drill nor any of its subsidiaries is a party to any written or oral employment, commission, bonus or other compensation or consulting agreement which Stabil Drill or any of its subsidiaries may not terminate without any payment or penalty, at will, with or without cause, except to the extent that employment at will may be limited by Applicable Law.

               Section 2.27 Director and Officer Indemnification. The directors and officers of Stabil Drill and each of its subsidiaries are not entitled to indemnification by Stabil Drill or any such subsidiary, except to the extent that indemnification rights are provided for generally in Louisiana and there are no pending claims for indemnification by any such director or officer.

               Section 2.28 Documents and Written Materials. Originals or true and complete copies of all documents or other written materials underlying items listed in the Disclosure Schedule have been furnished or made available to SESI in the form in which each of such documents is in effect, and will not be modified in any material respect prior to the Closing Date without SESI's prior written consent.

               Section 2.29 Effectiveness of Representations and Warranties. All of the representations and warranties of Sellers in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by Sellers on and as of the Closing Date.


                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF SESI

               Each of the representations and warranties set forth herein shall be separate and independent, and, except as expressly provided herein, shall not be limited by reference to any other representation or warranty or anything else in this Agreement. SESI represents and warrants to and agrees with Sellers as follows:

               Section 3.1 Organization. SESI is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

               Section 3.2 Authority; Enforceability. SESI has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SESI and no other corporate proceedings on the part of SESI are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by SESI and constitutes a valid and binding obligation of SESI, enforceable against SESI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

               Section 3.3 Consents and Approvals; Conflicts. No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by SESI of this Agreement or the consummation by SESI of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by SESI, nor the consummation of the transactions contemplated hereby, will violate any of the provisions of the Certificate of Incorporation or By-laws of SESI; or conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decree, note, bond, mortgage, indenture, deed of trust, or any license or agreement binding on SESI or to which SESI is subject or a party, or constitute a default thereunder, or result in the creation of any Lien upon any of the assets of SESI, except for any such conflict, breach, termination, acceleration, default or Lien which would not have a material adverse effect on (a) the business, assets or financial condition of SESI or (b) SESI's ability to consummate any of the transactions contemplated hereby.

               Section 3.4 Effectiveness of Representations and Warranties. All of the representations and warranties of SESI in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by SESI on and as of the Closing Date.


                                    ARTICLE 4
                                    COVENANTS

               Section 4.1 Legal Requirements. Subject to the conditions set forth in Article 5 and to the other terms and provisions of this Agreement, each of the parties to this Agreement agrees to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements applicable to it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them. Each of SESI and Sellers will take all reasonable actions necessary to obtain, and will cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private party, required to be obtained or made by it or the taking or any action contemplated by this Agreement.

               Section 4.2 Access to Properties and Records. Until the Closing Date, Sellers shall cause Stabil Drill to allow SESI and its authorized representatives full access, during normal business hours and on reasonable notice, to all of Stabil Drill's properties, offices, vehicles, equipment, inventory and other assets, documents, files, books and records, in order to allow SESI a full opportunity to make such investigation and inspection as it desires of Stabil Drill's business and assets. Sellers shall further cause Stabil Drill to use its best efforts to cause the employees, counsel and regular independent certified public accountants of Stabil
          Drill to be available upon reasonable notice to answer questions of SESI's representatives concerning the business and affairs of Stabil Drill, and shall further use their best efforts to cause them to make available all relevant books and records in connection with such inspection and examination, including without limitation work papers for all audits and reviews of financial statements of Stabil Drill.

               Section 4.3 Conduct of Business. From and after the date of this Agreement and until the Closing Date, Sellers shall cause Stabil Drill to conduct its business, in the ordinary course and consistent with past practice, except as expressly required or otherwise permitted by this Agreement, and shall not take or permit any action which would cause any of his representations made in this Agreement not to be true and correct on the Closing Date.

               Section 4.4 Public Statements. Prior to the Closing Date, none of the parties to this Agreement shall, and each party shall use its best efforts so that none of its advisors, officers, directors or employees shall, except with the prior written consent of the other party, publicize, announce or describe to any third person, except their respective advisors and employees, the execution or terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by law or as required pursuant to this Agreement to obtain the consent of such third person; provided, in any case, that SESI may make such disclosures and announcements as may be necessary or advisable under applicable securities laws.

               Section 4.5 No Solicitation. Sellers will not prior to the Closing Date or the termination of this Agreement pursuant to
          Section 6.1, (nor will he permit any of his affiliates or any of Stabil Drill's officers, directors or agents to) directly or indirectly solicit or participate or engage in or initiate any negotiations or discussions, or enter into or authorize any agreement or agreements in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any significant part of Stabil Drill's business and properties or any Shares whether by merger, purchase of assets, purchase of stock or otherwise. Sellers will notify SESI promptly upon receipt of any inquiry, offer or other communication from any third party regarding any such activities.


               Section 4.6      Noncompetition.

                    (a) In recognition of, among other things, the nature and scope of the business and good will of Stabil Drill, all the Shares of which will be acquired by SESI, the substantial impairment of value to SESI if Sellers were to compete with SESI or Stabil Drill following the Closing, the consideration being paid for this covenant and the reasonable restrictions and limitations imposed hereby, Sellers agrees that from the Closing Date until the second anniversary of the Closing Date, Sellers shall not:

                        (i) directly or indirectly, for himself or others, own, manage, operate, control, be employed by, engage or participate in, allow his skill, knowledge, experience or reputation to be used by, or otherwise be connected in any manner with the ownership, management, operation or control of, any company or other business enterprise engaged in any aspect of the Company's Business, within any parish or municipality of the State of Louisiana (or any area offshore in the Gulf of Mexico of such parish or municipality) set forth of Appendix A to the Employment Agreement or the States of Texas, Mississippi, Alabama and Florida (including any area offshore in the Gulf of Mexico of such States); and

                        (ii) call upon any customer or potential customer of Stabil Drill or its subsidiaries for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing between such person or entity and Stabil Drill or its subsidiaries.

                    (b) Sellers acknowledges that a breach by Sellers of
          paragraph (a) of this Section 4.6 would cause immediate and irreparable harm to the Company for which an adequate monetary remedy does not exist; hence, Sellers agrees that, in the event of a breach or threatened breach by Sellers of the provisions of paragraph (a) of this Section 4.6, SESI shall be entitled to injunctive relief restraining Sellers from violation of any such paragraph without the necessity of proof of actual damage or the posting of any bond, except as required by non-waivable, applicable law. Nothing herein shall be construed as prohibiting SESI from pursuing any other remedy at law or in equity to which SESI may be entitled under applicable law in the event of a breach or threatened breach of this Section 4.6 by Sellers including, but not limited to, recovery of costs and expenses such as reasonable attorney's fees incurred by reason of any such breach, actual damages sustained by SESI as a result of any such breach.

                    (c) Any dispute regarding the reasonableness of the covenants and agreements set forth in this Section 4.6, or the territorial scope or duration thereof, or the remedies available to SESI upon any breach of such covenants and agreements, shall be governed by and interpreted in accordance with the laws of the State of Louisiana and, with respect to each such dispute, SESI and Sellers each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts sitting in the State of Louisiana for resolution of such dispute, and agree to be irrevocably bound by any judgment rendered thereby in connection with such dispute, and further agree that service of process may be made upon him in any legal proceeding relating to this Section 4.6 by any means allowed under the laws of such state.

               Section 4.7 Update Information. Each party hereto will promptly disclose to the other any information contained in its representations and warranties that because of an event occurring after the date hereof is incomplete or no longer correct; provided, however, that none of such disclosures will be deemed to modify, amend, or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment, or supplement in writing.


                                    ARTICLE 5
                                CLOSING CONDITIONS

               Section 5.1 Conditions Applicable to all Parties. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Closing
          Date:

                    (a) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits or restricts the consummation of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding by a state or federal Governmental Entity before any court or other Governmental Entity shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the transactions contemplated by this Agreement.

                    (b) Sammy   Joe   Russo,   Ron   Richardson,  Roland
          Manceaux, Chris Russo, Martin A. LeBlanc and Dennis Matherne shall each have entered into an Employment Agreement.

               Section  5.2 Conditions   to  Obligations  of  SESI.  The
          obligations of SESI to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by SESI:

                    (a) The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                    (b) All consents and approvals of third parties necessary for consummation of the transactions contemplated by this Agreement shall have been obtained. Sellers shall have used their best efforts to obtain all necessary permits, authorizations, consents and approvals required by such Governmental Entities prior to the Closing Date.

                    (c) SESI shall have had a full opportunity to conduct inspections of the operating assets and books and records of Stabil Drill. Sellers shall have provided SESI certified copies of Stabil Drill's Articles of Incorporation and By-laws and certificates of existence and good standing, certified by the Secretary of State of the State of Louisiana.

                    (d) Any and all changes made to the Disclosure Schedule or to the representations and warranties of Sellers shall be satisfactory in all respects to SESI

                    (e) Sellers   shall   have  provided  to  SESI  such
          certificates and other documents as SESI shall reasonably request.

               Section 5.3 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by Sellers:

                    (a) The representations and warranties of SESI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and SESI shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                    (b) Sellers shall have received a certificate of a duly authorized officer of SESI, dated the Closing Date, certifying as to the incumbency of any person executing this Agreement or any certificates or other documents delivered in connection with this Agreement and certifying such other matters as Sellers may reasonably request.

                                    ARTICLE 6
                            TERMINATION AND AMENDMENT

               Section 6.1 Termination. This Agreement may be terminated and may be abandoned at any time prior to the Closing Date:

                    (a) by mutual consent of SESI and Sellers;

                    (b) by SESI or Sellers, as the case may be, if (a) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of either of the Sellers or on the part of SESI, as the case may be, which breach shall not have been cured prior to the earlier of (i) 20 days following notice of such breach and (ii) the Closing Date; or (b) any permanent injunction or other order of a court or other competent Governmental Entity preventing the transactions contemplated by this agreement shall have become final and nonappealable; or

                    (c) by SESI or Sellers if the transactions contemplated by this Agreement shall not have been consummated on or before November 30, 1997; provided, that the right to terminate this Agreement under this Section 6.1(c) shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has resulted in the failure of the transactions contemplated by this agreement to occur on or before such date.

               Section 6.2 Effect of Termination. In the event of a termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation under any provisions hereof on the part of SESI or Sellers, except (a) pursuant to the covenants and agreements contained in Section 9.1 and this Section 6.2 and (b) to the extent that such termination results from the willful material breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching party shall have a right to recover its damages caused thereby.

               Section 6.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

               Section 6.4 Extension;  Waiver.  At any time prior to the
          Closing Date, the parties hereto may, in their respective sole discretion and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.


                                    ARTICLE 7
                            INDEMNIFICATION; REMEDIES

               Section 7.1 Indemnification by Sellers. Except as otherwise expressly provided in this Article 7, Sellers shall in accordance with this Article 7 defend, indemnify and hold harmless SESI and SESI's Affiliates (SESI and such Affiliates collectively, "SESI's Indemnified Persons"), and shall reimburse SESI's Indemnified Persons, for, from and against each and every demand, claim, action, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by SESI's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of Sellers in this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto in any respect or (b) any breach or nonperformance of any covenant, agreement or other obligation of Sellers under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto; provided, however, that, except for a knowing and intentional breach of any representation or warranty of Sellers in this Agreement (as to which there shall be no Minimum Amount), Sellers shall have no liability under Section
          7.1 unless and until the aggregate of all Losses resulting therefrom exceeds $100,000 (the "Sellers's Minimum Amount"), in which event Sellers shall be liable for all Losses in excess of Sellers's Minimum Amount.

               Section 7.2 Indemnification by SESI. Except as otherwise expressly provided in this Article 7, SESI shall defend, indemnify and hold harmless Sellers and each of Sellers's successors and assigns (Sellers and such persons, collectively, "Sellers's Indemnified Persons"), and shall reimburse Sellers's Indemnified Persons for, from and against all Losses imposed on or incurred by Sellers's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of SESI in this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto in any respect or (b) any breach or nonperformance of any covenant, agreement or other obligation of SESI under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto; provided, however, that SESI shall have no liability under this Section 7.2 unless and until the aggregate of all Losses exceeds $100,000 ("SESI Minimum Amount"), in which event SESI shall be liable for all Losses in excess of SESI's Minimum Amount.

               Section 7.3 Notice and Defense of Third Party Claims. If any third party demand, claim, action or proceeding shall be brought or asserted under this Article 7 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article 7 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice thereof to the Indemnifying Person who shall have the right to assume its defense, including the hiring of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations under this Article 7 only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, does not assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 7 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

               Section 7.4 Survival.

                    (a) The  representations and warranties set forth in
          Article 2 shall survive  the  Closing  for  a  period of three years, except that the representations and warranties contained in Sections 2.1, 2.4, 2.17 and 2.19 shall survive for the applicable statute of limitation.

                    (b) The representations and warranties  set forth in
          Article 3 shall survive the Closing for a period of three years.

                    (c) Upon the expiration of the survival period of a representation and warranty as described in Section 7.4(a) or
          (b), such representation and warranty shall expire and terminate and there shall be no liability or obligation whatsoever in respect thereof whether such liability has accrued prior to or will accrue after the expiration of such representations and warranties unless prior to the expiration thereof a specific, written indemnification claim is made with respect thereto.

               Section 7.5 Allocation. Notwithstanding anything to the contrary in this Article 7, the obligation of the Sellers (other than Sammy Joe Russo) to indemnify SESI's Indemnified Persons shall be joint and proportionate to the number of Shares owned by each Seller to the total number of Shares, provided that the obligation of Sammy Joe Russo to indemnify SESI's Indemnified Persons shall be joint, several and solidary with each of the other Sellers with the intent of the parties being that Sammy Joe Russo shall be liable under
          Section 7.1 to SESI's Indemnified Persons for any amounts that may be due thereunder and the other Sellers only liable for their proportionate share.

               Section 7.6 Limits. Notwithstanding anything to the contrary in Article 7, in no event shall Sellers or SESI be required to make payments pursuant to Sections 7.1 or 7.2, respectively, that exceed $5,000,000 in the aggregate, except to the extent that the claim for which indemnity is sought relates to (a) a knowing and intentional breach of any representation or warranty in this Agreement or (b) a breach of any of the representations and warranties set forth in
          Section 2.19.


                                    ARTICLE 8
                                  DEFINED TERMS

               Section 8.1 Definitions. In addition to the other defined terms used herein, as used in this Agreement, the following terms when capitalized have the meanings indicated.

               "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

               "Applicable Law" shall mean any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

               "Agreement" shall mean this Stock Purchase Agreement, including the Exhibits hereto, all as amended or otherwise modified from time to time.

               "Benefit Arrangement" shall mean any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans, that is maintained, administered or contributed to by the employer and covers any employee or former employee of the employer.

               "Closing" means the consummation of the Purchase and the other transactions contemplated by this Agreement.

               "Closing Date" shall mean the date on which the Closing occurs.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Company's Business" means the sale and rental of oil field tools used in the bottom hole assembly including stabilizers, mills, hole openers, drill rites and non-magnetic drill collars.

               "Disclosure Schedule" shall mean the disclosure schedules and other documents attached hereto as Exhibit "C" prepared by Sellers in accordance with the applicable provisions of this Agreement.

               "Employee Plan" means a plan or arrangement as defined in
          Section 3(3) of ERISA, that (a) is subject to any provision of ERISA, (b) is maintained, administered or contributed to by the employer and (c) covers any employee or former employee of the employer.

               "Employment   Agreement"   shall   mean   the  Employment
          Agreement in the form attached hereto as Exhibit "A".

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

               "Financial Statements" shall mean, as the context may require, the audited consolidated balance sheet and related audited consolidated statements of income, stockholders' equity and cash flows and the related notes thereto of Stabil Drill as of and for the fiscal year ended August 31, 1997.

               "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

               "Leases" shall mean any executory lease to which Stabil Drill or any of its subsidiaries is subject having future rental payments of more than $50,000 in the aggregate.

               "Liens" shall mean pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

               "Material Contract" means any executory contract, agreement or other understanding, whether or not reduced to writing, that is not cancelable within 30 days, to which Stabil Drill or any of its subsidiaries or their respective property is subject, which provides for future payments to another Person by Stabil Drill or any of its subsidiaries of more than $50,000 in the aggregate.

               "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

               "Note"  shall mean Non-Negotiable Convertible  Promissory
          Note in the form attached hereto as Exhibit "B".

               "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

               "Proceedings"   means  any   suit,   action,  proceeding,
          dispute or claim before or investigation by  any  Governmental
          Entity.

               "Purchase" shall mean the purchase by SESI of the Shares for the consideration specified in Section 2.2 of this Agreement.

               "Returns" means all returns, reports, estimates, declarations and statements of any nature relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

               "Shares" shall mean all of the issued and outstanding shares of common stock, no par value, of Stabil Drill.

               "Taxes" shall mean any federal, state, local or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).


                                    ARTICLE 9
                                  MISCELLANEOUS

               Section 9.1 Bonus Pool. SESI will cause Stabil Drill following the Closing Date to establish an employee bonus pool for its employees for the 12 month periods ending October 31, 1998, 1999 and 2000 in accordance with this Section 9.1. If Stabil Drill's EBITDA (as defined and calculated in accordance with the Note) exceeds $6,000,000 in any of these 12-month periods, then a bonus pool of 20% of the amount over $6,000,000 will be established for that period for the benefit of Stabil Drill's employees to be allocated as determined by Sammy Joe Russo in accordance with such procedures as he may develop and paid within 30 days after EBITDA is determined for each 12 month period.

               Section 9.2 Confidentiality. Until the Closing Date and subsequent to the termination of this Agreement pursuant to
          Section 6.1, SESI will keep confidential and will not disclose to any third party any information obtained by it from Sellers in connection with this Agreement except (a) that information may be disclosed by SESI to its advisors in connection with the negotiation of and the activities conducted pursuant to this Agreement, or (b) to the extent that such information is or becomes generally available to the public through no act or omission of SESI in violation of this Agreement.

               Section 9.3 Survival of Representations, Warranties and Agreements The representations, warranties, covenants and agreements in this Agreement (or in any Exhibit hereto) or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

               Section 9.4 Notices. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

               If to SESI, to:

                    1503 Engineers Road
                    Belle Chasse, LA 70037
                    Attention: Terence Hall
                    Facsimile transmission No.:  504-393-9904

               If to Sellers, to:

                    P. O. Box 80294
                    Lafayette, LA  70598
                    Attention:  Sammy Joe Russo
                    Facsimile transmission No.: 318-392-1688

               Section 9.5 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

               Section 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               Section 9.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana without regard to any applicable principles of conflicts of law.

               Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

               Section 9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

               Section 9.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.





               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

                                       SUPERIOR ENERGY SERVICES, INC.


                                       By:     /s/ Robert Taylor
                                          ______________________________
                                          Robert  Taylor, Chief
                                          Financial Officer

                                       SELLERS:

                                                /s/ Sammy Joe Russo
                                                Sammy Joe Russo



                                                /s/ Ron Richardson
                                                Ron Richardson


                                                /s/ Roland Manceaux
                                                Roland Manceaux


                                                /s/ Chris Russo
                                                Chris Russo


                                                /s/ Martin A. LeBlanc
                                                Martin A. LeBlanc


                                                 /s/ Dennis Matherne
                                                 Dennis Matherne


                                                 /s/ Connie Hart
                                                 Connie Hart


                                                 /s/ Sammy Russo, Jr.
                                                 Sammy Russo, Jr.